Exhibit 4.2

EXECUTION VERSION

PRIMERICA, INC.,

as Issuer,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 19, 2021

to

INDENTURE

Dated as of July 16, 2012

2.800% Senior Notes due 2031

TABLE OF CONTENTS

		Page

ARTICLE 1.

DEFINITIONS

Section 1.1.	Definition of Terms	2

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1.	Designation and Principal Amount	2
Section 2.2.	Maturity	2
Section 2.3.	Further Issues	3
Section 2.4.	Form of Payment	3
Section 2.5.	Global Securities and Denomination of Notes	3
Section 2.6.	Interest	3
Section 2.7.	Redemption; No Sinking Fund	3
Section 2.8.	Limitations on Liens	3
Section 2.9.	Merger, Consolidation and Sale of Assets	4
Section 2.10.	Events of Default	4
Section 2.11.	Appointment of Agents	4
Section 2.12.	Defeasance upon Deposit of Moneys or U.S. Government Obligations	4
Section 2.13.	Opinion of Counsel Upon Discharge	5

ARTICLE 3.

FORM OF NOTES

Section 3.1.	Form of Notes	5

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.	Original Issue of Notes	5

ARTICLE 5.

MISCELLANEOUS

Section 5.1.	Ratification of Indenture	5
Section 5.2.	Trustee Not Responsible for Recitals	6
Section 5.3.	Governing Law	6
Section 5.4.	Separability	6

i

Section 5.5.	Counterparts Originals	6
Section 5.6	Force Majeure	6
Section 5.7	U.S.A. Patriot Act	7

EXHIBIT A –	Form of Notes	A-1

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of November 19, 2021 (this “Supplemental Indenture”), between Primerica, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1 Primerica Parkway, Duluth, Georgia 30099 (the “Company”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, a national banking association, organized and in good standing under the laws of the United States, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture).

WHEREAS, the Company executed and delivered the indenture, dated as of July 16, 2012 (the “Base Indenture”, and as hereby supplemented, the “Indenture”), between the Company and the Trustee, to provide for the issuance of the Company’s debt securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its notes under the Base Indenture to be known as its “2.800% Senior Notes due 2031” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors and the Debt Pricing Committee of the Company established by the Board of Directors, pursuant to resolutions duly adopted by written consent on November 12, 2021 and November 16, 2021, respectively, have duly authorized the issuance of the Notes, and have authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01(p) of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural and vice versa;

(c) headings are for convenience of reference only and do not affect interpretation;

(d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(e) the following terms have the meanings given to them in this Section 1.1(e):

(i) “Designated Subsidiary” means any of the Company’s Subsidiaries, the consolidated total assets of which represent at least 15% of the Company’s total consolidated assets computed in accordance with GAAP.

(ii) “DTC” means The Depository Trust Company.

(iii) “Event of Default” shall have the meaning assigned to it in Section 2.10.

(iv) “Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

(v) “Payment Default” shall have the meaning assigned to it in Section 2.10.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “2.800% Senior Notes due 2031”, which is not limited in aggregate principal amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $600,000,000. Any additional amounts of Notes to be issued shall be set forth in a Company Order.

Section 2.2. Maturity. The stated maturity of principal for the Notes shall be November 19, 2031.

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Section 2.3. Further Issues. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes; provided that any additional Notes will not be issued with the same CUSIP number as the Notes offered hereby unless such additional Notes are fungible with the Notes offered hereby for U.S. federal income tax purposes. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the Notes (except for the issue date, issue price and, in some cases, the first interest payment date). Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4. Form of Payment. Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 2.5. Global Securities and Denomination of Notes. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with the Trustee as custodian for DTC in New York, New York, and register the Global Securities in the name of DTC or its nominee.

Section 2.6. Interest. The Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from November 19, 2021 at the rate of 2.800% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from November 19, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are May 19 and November 19, commencing on May 19, 2022; and the record date for the interest payable on any Interest Payment Date is the close of business on May 1 or November 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7. Redemption; No Sinking Fund. The Notes are subject to redemption at the option of the Company as set forth in the form of Note attached hereto as Exhibit A. The Notes shall not have a sinking fund.

Section 2.8. Limitations on Liens. The Company shall not and shall not permit any of its Subsidiaries to create, assume, incur or guarantee any Indebtedness for money borrowed which is secured by a Lien on any capital stock of a Designated Subsidiary, unless all of the Notes then Outstanding and, at the Company’s option, any other senior Indebtedness ranking equally with the Notes, are secured at least equally and ratably with the otherwise prohibited Indebtedness secured by such Lien for so long as such Indebtedness is secured; provided, there shall be excluded from the operation of the foregoing restriction, any Lien on the capital stock of any Subsidiary of the Company securing any such Indebtedness at the time such Subsidiary becomes a Designated Subsidiary that was not incurred in anticipation of such Subsidiary becoming a Designated Subsidiary, including renewals and extensions of such Indebtedness. Any Lien created pursuant to this Section 2.8 shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien to which it relates.

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Section 2.9. Merger, Consolidation and Sale of Assets. Section 6.04(a) of the Base Indenture shall be supplemented and amended with respect to the Notes in its entirety to read:

“(a) The Company shall not (i) merge with or into or consolidate with another Person or (ii) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any other Person, other than a direct or indirect wholly owned Subsidiary of the Company, unless (x) the Company shall be the surviving corporation or the Person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than the Company, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (y) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and (z) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the supplemental indenture, if any, complies with the Indenture.”

Section 2.10. Events of Default. The term “Event of Default” as used in this Indenture with respect to the Notes shall include the following described events in addition to those set forth in Section 7.01 of the Base Indenture:

“the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than the Notes or Indebtedness that is non-recourse to the Company or its Subsidiaries) for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee exists on the date of this Supplemental Indenture or is created after the date hereof, if that default:

(i) is caused by a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more, if such acceleration shall not be rescinded or annulled within a period of thirty (30) days thereafter;”

Section 2.11. Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the Notes.

Section 2.12. Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture, as supplemented and amended by Section 2.13 of this Supplemental Indenture, have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in

4

Section 6.04 and Section 10.02 of the Base Indenture and Section 2.8 and Section 2.9 of this Supplemental Indenture at any time after the applicable conditions set forth in Section 12.03 of the Base Indenture, as supplemented and amended by Section 2.13 of this Supplemental Indenture, have been satisfied. Upon exercise of the option set forth in the preceding clause (b), payment of the Notes may not thereafter be accelerated as a result of noncompliance with Section 6.04 and Section 10.02 of the Base Indenture or Section 2.8 and Section 2.9 of this Supplemental Indenture.

Section 2.13. Opinion of Counsel Upon Discharge. Section 12.03(c) of the Base Indenture shall be supplemented and amended with respect to the Notes in its entirety to read:

“(c) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged refer to and be based upon either (i) a ruling to that effect received from or published by the Internal Revenue Service or (ii) a change in the applicable federal income tax law.”

ARTICLE 3.

FORM OF NOTES

Section 3.1. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1. Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

5

Section 5.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3. Governing Law. This Supplemental Indenture and each Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4. Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5. Counterparts Originals. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 5.6. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 5.7. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

PRIMERICA, INC.

By:	/s/ Alison S. Rand
	Name:	Alison S. Rand
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Scott Little
	Name:	Scott Little
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

A-1

CUSIP No. 74164M AB4

ISIN US74164MAB46

PRIMERICA, INC.

2.800% SENIOR NOTES DUE 2031

No. R-[ ]	$[ ] As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Primerica, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [                ] dollars ($[                ]), as revised from time to time by the Schedule of Increases or Decreases in Global Security attached hereto, on November 19, 2031 and to pay interest thereon from November 19, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 19 and November 19 in each year, commencing May 19, 2022 at the rate of 2.800% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 1 and November 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

PRIMERICA, INC.

By:
	Name:	Alison S. Rand
	Title:	Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 16, 2012, as supplemented by a Second Supplemental Indenture dated November 19, 2021 (as so supplemented, herein called the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000.

Optional Redemption. The Securities of this series are subject to redemption at the Company’s option (A) at any time and from time to time prior to the Par Call Date, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption and assuming that the Securities matured on the Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption and (B) at any time and from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of such Securities redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately preceding the date of calculation, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term (the “Remaining Life”) of such Securities (assuming for these purposes that the Securities matured on the Par Call Date).

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Par Call Date” means August 19, 2031 (the date that is three months prior to the maturity of the Securities).

“Reference Treasury Dealer” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC or their affiliates and their successors and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer in New York City (each, a “Primary Treasury Dealer”) appointed by the Company. If any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee) to each registered Holder of the Securities to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions of the Securities called for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than ten days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens by the Company or any of its Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the security register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is [     ] DOLLARS AND NO CENTS ($[     ]).

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee